Exhibit 10.17

LEASE AGREEMENT

This lease dated April 3, 2023 is by and between Airflow Service Company, Inc. of Virginia, hereinafter referred to as Tenant, and Wellington Business Center, LLC or assigns hereinafter referred to as Landlord.

WITNESSETH, that for and in consideration of the mutual benefit to be derived hereby, Landlord and Tenant hereinafter covenant and agree as follows:

1.Landlord has granted a lease to the Tenant for the premises known as: approximately 3314 square feet of gross office area located at 8832 and 8836 Rixlew Lane, Manassas, Virginia 20109. The leased premises are leased together with 9 nonexlusive parking spaces.

Term, Rental: This lease shall commence May 1, 2023 and expire April 30, 2026. After the expiration of the lease, this lease shall automatically renew on a year to year basis. Rent shall escalate three percent of the previous year on May 1, 2024 and each and every year thereafter. Landlord and Tenant shall both have the right to terminate this lease at the end of the initial three year lease term or any renewal period by giving the other party 90 days prior advance written notice of terminating the lease.

Total
Monthly
Rent
Year 1	$3,200.00
Year 2	$3,296.00
Year 3	$3,395.00

RENT DOES NOT INCLUDE ELECTRICITY, CLEANING, OR TELECOMMUNICATIONS.

First month's rent and security deposit is due at lease ratification. Rent is due in advance on the first day of each month. If any installment is not paid within fifteen (15) days of the first day of the month when due, Tenant agrees to pay as additional rent the sum of 8% of rent due immediately payable. All payments received shall be applied first to unpaid late charges, if any, then to any delinquent installment(s) of rent, and finally to the most current installment of rent due. No express designation of any payment by the Tenant shall vary the application of payment as aforesaid. If payment purporting to satisfy a current installment due is insufficient to pay all amounts owed in the order aforesaid, then a late charge on the unpaid balance of such current installment shall be imposed. Waiver of any fees/charges or repair expenses at any time shall not preclude collection of subsequent charges or expenses. No waiver by Landlord if any breach of any covenants herein shall operate as a waiver of the covenant or condition itself.

Tenant shall pay all court costs and attorney fees, and other expenses incurred by Landlord in effecting collection of rents from Tenant, the curing of any default on part of the Tenant in performance of any of its obligations hereunder and/or obtaining possession of the premises, where Landlord prevails.

2.	Possession: Premises are leased in AS IS condition.
3.

Damage Deposit: Tenant has deposited with Landlord a Damage Deposit equal to $3,500.00 from a previous lease which is transferred to this lease. Damage Deposit will be applied first to damages then to any unpaid rent. Tenant will still be responsible for damages or unpaid rent in excess of the Damage Deposit. Should the Premises be returned to Landlord in the same condition as received, less normal wear and tear, then deposit shall promptly be returned to Tenant.

4.	Agreements and Covenants of Landlord: Landlord hereby covenants and agrees as follows:
A.

To permit Tenant quiet enjoyment of possession of the premises during term of this lease, or for so long as Tenant shall pay the rent aforesaid and carry out all other obligations herein made binding upon the Tenant.

B.

To maintain in good condition and repair the foundation, roof (excluding sky-lights and signs), and the exterior structural walls and exterior doors and jams of the premises as well as pipes and conduits located within the boundaries of the premises; to make all repairs becoming necessary by reason of any structural defects in the premises provided, however, that Landlord shall not be required to make any repairs necessitated by reason of any act or omission by the Tenant its employees, agents, licensees, invites, or anyone claiming under Tenant, or caused by alteration, addition, or improvement made by Tenant or anyone claiming under Tenant, and that if Landlord does make any such repairs, the Tenant shall promptly upon demand reimburse to the Landlord the reasonable cost thereof.

C.	Landlord at Landlord's expense shall replace the carpet and paint the walls, doors and door frames in the office area.
5.	Agreements and Covenants of Tenant: Tenant hereby covenants and agrees as follows:
A.	Not to use the premises for any disorderly or unlawful purpose. Tenant is to use premises for general office and warehouse purposes.
B.	To not smoke within or outside the front entrances of the building.
C.	To obtain, at Tenant's expense, any business and occupancy permits and the like required to permit the Tenant to occupy the premises herein stated.
D.

To keep the premises, and approaches thereto, clean and free from rubbish, and to keep the show windows and sign neat, clean, and in good order; and not to store any material or trash of any nature whatever on the exterior of the premises; nor to erect any screen or fence.

E.	Sidewalks, entries, passages, elevators, staircases, and other parts of building which are not occupied by Tenant shall not be obstructed or used for any other purpose than ingress egress.
F.

No additional locks shall be placed upon any doors of the demised premises nor any of such locks changed by the Tenant unless copies of keys are supplied to the Landlord. The doors leading to the corridors or main halls shall be kept closed during business hours except for ingress egress.

G.

To pay charges and make arrangements for all utilities including but not limited to electricity, gas and telephone services used on the  premise as they become due and payable and to transfer accounts to Tenant's name at the outset of the term of this lease. Electricity is not separately metered and is tied to 8830 Rixlew suite, containing 2023 sf of office space. Tenant shall reimburse Landlord within 30 days of billing for its share of electricity use hereby defined as 60% of the electric bill.

H.

To refrain from keeping gasoline or other inflammable material or any explosive material in the premises, from doing any acts or thing which may make void or voidable Landlord's insurance against fire, and to conform to all rules and regulations from time to time established by the appropriate insurance rating organization; not to operate any machinery which may cause excessive vibration, damage to the premises or disturb the other tenants of the Building; not to use a loud speaker which can be heard outside the building or to extend curb services to customers.

I.

The Tenant shall not, without Landlord's permission, use or allow upon the premises anything which will invalidate any policy of insurance now or hereafter carried on said building, or contents thereof, which may be dangerous or which may cause an increase in rate of fire insurance on said building or buildings or their contents, whether of the Landlord or other tenants; if Landlord grants such permission it shall be solely on the conditions that such increase in insurance premium resulting from such use will be paid by the Tenant as so much rent. Landlord agrees to provide said insurance policies to Tenant.

J.

Tenant shall not make any additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. If Landlord waives this right then any improvements shall become the property of Landlord and shall remain upon and be surrendered with said premises as part thereof at the end of the term of this lease. Tenant shall first have secured all necessary building and other permits. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord's option, require that any such work be performed by Landlord's contractor, in which case the cost of such work shall be paid for before commencement of the work.

K.

To make, at Tenant's expense, all repairs and to do all acts of maintenance becoming necessary in or upon the premises during the term of this lease, including specifically but not being limited to the doors and door jambs, inside, and all plumbing upon the leased premises.

L.

To make no claim against Landlord and to assume responsibility of defending, at Tenant's expense, any claim which shall be made against Landlord by any agent, employee, licensee, invitee of Tenant or by others claiming the rights to be on or about the premises through or under the Tenant for any injury, loss, or damage to person or property occurring upon the premises or the approaches thereto or the parking facilities in or adjacent thereto from any cause other than from the negligent, willful, or wanton act of Landlord; to save Landlord harmless and indemnified from all losses, damage, liability, attorney's fees or expenses incurred, suffered, or claimed by reason of Tenant's neglect or use of the premises or approaches thereto or the parking facilities in or adjacent thereto, or by reason of any injury, loss, or damage to any person or property thereon not caused by the negligent, willful, or wanton act of omission of Landlord, and to be answerable for all nuisances caused or suffered thereon.

M.	To WAIVE trial by jury in any proceeding between the parties for whatever cause.
N.

To obtain and pay premiums upon appropriate liability insurance protecting both Landlord and Tenant with limits of at least $1,000,000 for personal injuries, and at least $1,000,000 for property damage, which insurance shall also contain a specific contractual endorsement covering the liability contemplated by this lease. In connection with all insurance the original policy or a certificate of insurance shall be filed with Landlord. Tenant shall also obtain at all time during the term hereof and maintain in effect, standard fire and extended coverage insurance plus flood, malicious mischief, and vandalism endorsements covering Tenant's fixtures, furnishings, and equipment installed in or about the premises and all portions, mechanical, electrical, plumbing, floor covering, or similar installations made by Tenant. Tenant shall carry Landlord as a co-insured under his insurance policies.

Tenant shall reimburse Landlord for, and shall indemnify, defend and hold Landlord, its employees and agents harmless from and against, all costs, damages, claims, liabilities, expenses including attorney's fees, losses, all court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or in part from (a) use and occupancy of the premises or the business conducted therein by Tenant, (b) any act or omission of Tenant or any invitee, (c) any breach of Tenant's obligations under this lease, including failure to surrender the premises upon the expiration or earlier termination of the lease term, or (d) any entry by Tenant or any invitee upon the land prior to the lease commencement date.

O.

This lease shall be subordinate to the lien of existing and future mortgages placed on the premises and Tenant agrees to execute whatever additional agreements are required to so subordinate this lease.

i.

Tenant shall keep the premises and adjoining parts at all times free of mechanic's liens, or any other lien by or for Tenant. Tenant shall bond against or discharge the lien within ten (10) days after the lien has been filed.

ii.

Tenant agrees, at any time and from time to time, upon not less than five (5) days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this lease is unmodified and in full force and effect (or if there have been modifications), (b) stating the dates to which the rent and other charges hereinafter have been paid by Tenant, (c) starting whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this lease, and, if so, specifying each such default of which the Tenant may have knowledge, and (d) stating the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, or any prospective assignee of any such mortgage.

6.

Nothing contained in this lease shall be deemed or construed to create partnership or joint venture of or between Landlord and Tenant or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

7.

To remove from the premises, at the expiration or other termination of this lease, all goods and effects not belonging to the Landlord, and to surrender possession of the premises and all fixtures and furnishings connected therewith in good repair, order, and condition in all respects, reasonable tear and use thereof and damage by accidental fire or other unavoidable casualty only.

8.Assignment and Subletting: Except as provided herein above, neither Tenant nor its successors or assigns shall transfer, assign, mortgage, or encumber this lease by operation of law or otherwise, sublet, or permit the leased premises, or any part thereof, to be used by others without the written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. Any subletting consented to by the Landlord shall not relieve the Tenant of any of its responsibilities for all obligations under this lease.

A.	Tenant shall not mortgage or encumber this lease without Landlord's written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion.
B.

Tenant shall pay the expense (including all attorney's fees) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting, occupancy or mortgage.

C.

If Tenant is a partnership then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, or partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this lease. If Tenant is a corporation, then any dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer of a controlling interest on its capital stock, shall be deemed a voluntary assignment of this lease.

D.

If Tenant wants to assign, sublet or otherwise transfer all or part of the premises of this lease, the Tenant shall give Landlord written notice ("Tenant's Request Notice") of the identity of the proposed assignee or subtenant and its business, all terms of the proposed assignment or subletting, the commencement date of the proposed assignment or subletting (the "Proposed Sublease Commencement Date") and the area proposed to be assigned or sublet (the "Proposed Sublet Space"). Tenant shall also transmit therewith the most recent financial responsibilities of such assignee or subtenant and a certification executed by Tenant and the proposed assignee or subtenant stating whether any premium oti•.er CO7Isideration is being paid for the proposed assignment or sublease.

9.

Property Damage or Loss: Tenant hereby agrees that Landlord shall not be responsible in any manner for any damage or injury to person or property of Tenant or any other person or business, directly or indirectly, cause by dampness or water, due to breaking or leaking any part of the roof, heating, or plumbing within the premises unless caused by the Landlord's negligence. Landlord shall not be liable for damages or injury to person or property of Tenant or any person or business unless notice in writing of any defect which Landlord has under the terms of this lease the duty to correct and which has caused such damage or injury, shall have been given sufficient time before the occurrence of such damage or injury reasonable to have enabled the Landlord to correct such defect. Landlord shall be under no liability except as provided above to Tenant due to any discontinuance of heat or air conditioning service caused by accident, breakage, strikes, or any other interruption of utilities except as provided above.

10.

Landlord's Rights to Enter and Show the Property: (a) Tenant agrees to permit the Landlord to enter the premises at any reasonable time upon reasonable notice (except in case of emergency) for the purpose of determining the condition of the property, making repairs thereto. (b) Tenant agrees that Landlord may at any time show the premises to any perspective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last three months of the lease term to show the premises to prospective tenants thereof.

11.

Destruction - Fire or Other Casualty: In case of partial damage to the premises by fire or other casualty, Tenant shall give immediate notice thereof to Landlord, and Landlord, to the extent that insurance proceeds respecting such damage are subject to and, in fact, are under the control and use of Landlord, shall thereupon, within ten (10) days from date of fire or casualty, commence repairs of such damage, to be repaired with reasonable speed at the expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant and to the extent that the leased premises are rendered unrentable, the rent shall proportionately abate, provided the damage occurred without the fault or negligence of Tenant, those employing or retaining the services of Tenant, Tenant's employees, agent, licensees, or visitors. But if such partial damage due to the fault or neglect of Tenant or any other said persons, or to the extent that insurance proceeds respecting such damage are not subject to and, in fact, are not under the control or use of Landlord, the damage shall be repaired by Landlord at Tenant's expense and there shall be no apportionment or abatement of rent. If damage is to be repaired or correction to be made, rent will abate pro-rate according to the extent of damage, if the premises remain habitable, but if the premises are not habitable during period of correction, rent will be suspended until the premises are again habitable. In the event the damage or casualty shall be so extensive to the whole building as to render it uneconomical, in Landlord's opinion, to restore for use of Tenant, this lease shall be terminated upon written notice to Tenant and the rent shall, in such event, be paid to or adjusted as of the date of such damage. Tenant shall have the right to terminate this lease in the event Tenant is unable to use leased premises for 30 days.

12.

Eminent Domain: If the whole or a substantial part of the premises shall be taken for public purpose, or in the event the Landlord shall convey the property to any public authority in settlement of a threat of condemnation taking, the rent shall be adjusted to the date of such taking or conveyance and this lease shall thereupon terminate. In the event of a taking or condemnation as described in this paragraph, Tenant shall have no claim against Landlord other than an adjustment of rent to the date of taking or condemnation. Tenant may pursue such claims against such public authority as it may have for the value of Tenant Improvements.

13.

Attorney's Fee: If any action or proceeding is bought by either party against the other pertaining to or arising out of this lease, the finally prevailing party shall be entitled to recover all costs and expenses, including attorney's fees, incurred on account of such action or proceeding.

14.

Mediation or Arbitration: Tenant and Landlord agree that should a dispute or controversy arise between them regarding the interpretation or meaning of any provisions of this lease, they shall submit the question or questions at issue to arbitrators selected and serving in accordance with the provisions of the Uniform Arbitration Act, Code of Virginia, 1950, S 8.01-581.01 et seq., as amended.

15.	Defaults - Remedies: The occurrence of any or more of the following events shall constitute a material default and breach of this lease by Tenant:
A.	The vacating or abandonment of the premises by Tenant for thirty (30) consecutive days.
B.	The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant when due and payable.
C.

The failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this lease to be observed or performed by Tenant other than described in paragraph (b) herein above where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, unless Tenant is diligently pursuing a cure.

D.

The making by Tenant of any general assignment or general arrangement for the benefit of creditors, filing by or against Tenant of petition to have Tenant adjudged a bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed by the Tenant, the same is dismissed within sixty (60) days), the appointment of a trustee or receiver to take possession of substantially all the Tenant's assets located in the premises or the Tenant's interest in this lease where possession is not restored to Tenant within thirty (30) days or the attachment, execution, or other judicial seizure of substantially all Tenant's assets located at the premises or Tenant's interest in this lease where such seizure is not discharged within thirty (30) days.

i.

In the event the trustee of the Tenant shall make timely affirmance of this lease under the Bankruptcy Reform Act of 1978 and continues in the possession of the premises, it shall be the responsibility of the trustee to cure or make adequate assurance that all defaults under the provisions of this lease shall be promptly cured, to fully compensate or provide adequate assurance or compensation for any and all losses suffered by Landlord, and to provide adequate assurance that all conditions of this lease shall be performed in the future including, but not limited to, adequate assurance of payment of rent and other considerations due under this lease. In no event will Landlord be required to provide additional services or supplies under this lease unless fully compensated by the trustee.

If this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. S101 et seq. (The "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to the Landlord, shall be and remain the exclusive property of the Landlord, and shall not constitute the property of the Tenant or the estate of the Tenant or the estate of the Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of the Landlord and shall be promptly paid and/or delivered to the Landlord.

ii.

In the event that any new insolvency or receivership should occur after closing of the bankruptcy case, the Landlord may, at its option and in addition to any other remedies available to Landlord, terminate this lease and all rights of the Tenant hereunder by giving to Tenant written notice of Landlord's election to terminate.

iii.

In the event of such material default or breach by Tenant, Landlord may, at any time hereunder with or without notice of demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have be reason of such default or breach, proceed in the following manner:

a.

Terminate Tenant's rights to possession of premises by any lawful means, in which case Tenant's possession shall be terminated and Tenant shall immediately surrender possession of the premises to the Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering the premises; expenses of subletting including necessary renovations or alteration of the premises; attorney's fees; any real estate commissions actually paid, and any other out-of-pocket expenses the Landlord may incur. Unpaid installments of rent or other sums shall bear interest from date due at the rate of ten percent (10%) per annum compounded monthly after Tenant's right to possession has been terminated.

b.

Maintain Tenant's right to possession in which case this lease shall continue in effect whether or not Tenant shall have abandoned the premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this lease, including the right to recover the rent as. it becomes due hereunder.

c.	Pursue any other remedy now or hereafter available to Landlord under the laws of the Commonwealth of Virginia.
d.

Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations, provided, however, that the nature of the Landlord's obligation is such that more than thirty (30) days is required for performance, then the Landlord shall not be in default if Landlord commences performance within thirty (30) days and thereafter diligently prosecutes the same to completion.

e.	If Landlord is found to be liable for any monetary damages, any award under this lease agreement shall not exceed the dollar value of the remaining value of the lease term.
16.

Notices: All notices, demands, and requests required under this lease shall be in writing. All such notices shall be deemed to have been properly given if sent by United States registered or certified mail, return receipt requested, postage prepaid addressed to:

Landlord at:	Wellington Business Center LLC
9009 Sudley Rd
Manassas, VA 20110
Attn: Ed Wright

And to Tenant at:	Airflow Service Company
8832 Rixlew Lane
Manassas, VA 20109

Either party may designate a change of address by written notice to the other party.

Notices, demands, and requests which shall be served by registered or certified mail in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand, or request shall be mailed by United States registered mail or certified mail as aforesaid in any post office branch regularly maintained by the United States Postal Service.

17.

Rules and Regulations: The Landlord hereby reserves the right to prescribe, at its sole discretion, reasonable rules and regulations ("Rules and Regulations"), governing the use and enjoyment of the Property; in accordance with the provisions of this Lease. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. If necessary, the Landlord reserves the right to modify the Rules and Regulations for the Property and/or for an individual tenant, in its sole but reasonable discretion.

18.

Separability: If any term or provision of this lease or the application thereof to any person or circumstances shall, to any extent be invalid or enforceable, the remainder of this lease or the application of such term or provision to persons or circumstances other than those as to which it is held valid or enforceable, shall not be affected thereby and each term and provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

19.	Governing Law: This lease shall be governed by and construed in all respects in accordance with the laws of the Commonwealth of Virginia.
20.	Sale of Building During Lease: It is understood and agreed that if Landlord sells the building, the sale will be made subject to the terms and conditions of this agreement.
21.

Incorporation of Prior Agreements: This lease contains all agreements of the parties with respect to any matters contained herein. No prior agreement or understanding pertaining to any such matter shall be effective. This lease may be modified only in writing and signed by the parties in interest at the time of the modification.

22.

Disclosure: Partners of Wellington Business Center, LLC, Edward B. Wright Jr. is a licensed real estate broker associated with Wright Realty, Inc. Listing Agent, Edward B Wright III, is related to Partners of Wellington Business Center, LLC.

23.

Brokerage: Wright Realty, Inc is acting on behalf of Landlord. Tenant and Landlord agree and shall indemnify against any other claims from any other brokerage firm than stated above in regards to the leasing of the Premises. Landlord shall solely be responsible for compensating Wright Realty.

IN WITNESS WHEREOF, the parties hereto have hereunto subscribed their names, in the day and you first hereinbefore mentioned in case either party is a corporation, its name has been hereunto subscribed and affixed and attested by its duly authorized officers.

WITNESS:

04/04/23	/s/ Edward B Wright III	(SEAL)
Date	Landlord. Wellington Business Center LLC
Property Manager

04/20/23	/s/ Mahesh Choudhury	(SEAL)
Date	Airflow Service Company, Inc.